Exhibit 3.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLAS ENERGY GROUP, LLC

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLAS ENERGY GROUP, LLC

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ATLAS ENERGY GROUP, LLC, dated as of February 27, 2015 is executed and agreed to by Atlas Energy, L.P., a Delaware limited partnership (the “Initial Member”), as the sole member of the Company as of the date hereof, together with any other Persons who become Members in the Company or parties hereto as provided herein.

WITNESSETH:

WHEREAS, the Company was formed as a Delaware limited liability company on October 13, 2011;

WHEREAS, the Initial Member, as the sole member of the Company, executed the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 24, 2013, which it further amended on November 3, 2014 (as amended, the “Existing Limited Liability Company Agreement”), which superseded the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 13, 2012, which superseded the Limited Liability Company Agreement of the Company, dated as of October 13, 2011 (the “Original Limited Liability Company Agreement”).

WHEREAS, on February 7, 2015, the Initial Member has declared a distribution of 100% of the limited liability company interests in the Company to the holders of common units of Atlas Energy, L.P. as of record as of the close of business on February 25, 2015 (the “Distribution”); and

WHEREAS, prior to the consummation of the Distribution, the Initial Member desires to amend and restate the Existing Limited Liability Company Agreement in its entirety in the manner set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:

(a) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(b) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Company’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Company’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 4.5(d) and who is shown as such on the books and records of the Company.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each taxable year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all adjustments that, as of the end of such taxable year, reasonably are expected to be made to such Member’s Capital Account under Treasury Regulation Section 1.704-1(b)(2)(iv)(k) for depletion allowances with respect to oil and gas properties of the Company, (ii) the amount of all losses and deductions that, as of the end of such taxable year, reasonably are expected to be allocated to such Member in subsequent years pursuant to Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such taxable year, reasonably are expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Common Unit or any other Company Interest shall be the amount that such Adjusted Capital Account would be if such Common Unit or other Company Interest were the only interest in the Company held by a Member from and after the date on which such Common Unit or other Company Interest was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.4(d)(i) or 5.4(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Members.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution and in the case of an Adjusted Property, the fair market value of such Adjusted Property on the date of the revaluation event as described in Section 5.4(d), in both cases as determined by the Board of Directors. The Board of Directors shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Third Amended and Restated Limited Liability Company Agreement of Atlas Energy Group, LLC, as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, member, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Distribution Period ending prior to the Liquidation Date,

(a) the sum of all cash and cash equivalents (including amounts available for working capital purposes under a credit facility, commercial paper facility or other similar financing arrangement) of the Company on hand on the date of determination of Available Cash with respect to such Distribution Period, less

(b) the amount of any cash reserves established by the Board of Directors for the Company to (i) provide for the proper conduct of the business of the Company Group (including reserves for working capital, operating expenses, future capital expenditures, potential acquisitions and for anticipated future credit needs of the Company Group), (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) permit any member of the Non-MLP Group to make capital contributions to any member of an MLP Group to maintain its then current interest in such member of an MLP Group upon the issuance of additional securities by such member of an MLP Group or (iv) provide funds for distributions under Section 6.3 in respect of any one or more of the Distribution Periods in the next calendar year; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Distribution Period but on or before the date of determination of Available Cash with respect to such Distribution Period shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Distribution Period if the Board of Directors so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Distribution Period in which the Liquidation Date occurs and any subsequent Distribution Period shall equal zero.

“Board of Directors” has the meaning assigned to such term in Section 7.1.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means an event that triggers a negative adjustment to the Capital Accounts of the Member pursuant to Section 5.4(d).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 5.4 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Book-Up Event” means an event that triggers a positive adjustment to the Capital Accounts of the Members pursuant to Section 5.4(d).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the Commonwealth of Pennsylvania shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Member pursuant to Section 5.4. The “Capital Account” of a Member in respect of a Common Unit or any other Company Interest shall be the amount that such Capital Account would be if such Common Unit or other Company Interest were the only interest in the Company held by a Member from and after the date on which such Common Unit or other Company Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement or the Separation Agreement or that is contributed or deemed contributed to the Company on behalf of a Member (including, in the case of an underwritten offering of Company Interests, the amount of any underwriting discounts or commissions).

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such property, and (b) with respect to any other Company property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.4(d)(i) and 5.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board of Directors.

“Certificate” means a certificate in such form (including in global form if permitted by applicable rules and regulations) as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more other Company Interests.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Citizenship Eligibility Trigger” has the meaning assigned to such term in Section 4.7(a)(ii).

“Closing Date” means February 27, 2015.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Company Interest representing a fractional part of the Company Interests of all Members, and having the rights and obligations specified with respect to Common Units in this Agreement.

“Company” means Atlas Energy Group, LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and its Subsidiaries treated as a single consolidated entity.

“Company Interest” means the ownership interest of a Member in the Company, which may be evidenced by Common Units or other equity interests in the Company or a combination thereof or interest therein, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement, and which shall exclude options, warrants, rights and appreciation rights relating to an equity interest in the Company.

“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(b)(2) and 1.704-2(d).

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company (or deemed contributed to a new partnership on termination of the Company pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(ix).

“Current Market Price” as of any date of any class of Company Interests listed or admitted to trading on any National Securities Exchange means the average of the daily closing prices per limited liability company interest of such class for the 20 consecutive trading days immediately prior to such date. For the purposes of this definition, “closing price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Company Interests of such class are listed or admitted to trading or, if such Company Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq National Market or any other system then in use, or, if on any such day such Company Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Company Interests of such class selected by the Board of Directors, or if on any such day no market maker is making a market in such Company Interests of such class, the fair value of such Company Interests on such day as determined by the Board of Directors. For the purposes of this definition, “trading day” means a day on which the principal National Securities Exchange on which such Company Interests of any class are listed or admitted to trading is open for the transaction of business or, if Company Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Derivative Instrument” has the meaning assigned to such term in Section 12.4(e)(i).

“Directors” shall mean the members of the Board of Directors.

“Distribution Period” means any period of time (including Month, Quarter or other period of time) selected by the Board of Directors with respect to which distributions of Available Cash shall be made by the Company.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligibility Certificate” has the meaning assigned to such term in Section 4.7(b).

“Eligible Holder” means a Member whose (a) U.S. federal income tax status would not, in the determination of the Board of Directors, have the material adverse effect described in Section 4.7(a)(i) or (b) nationality, citizenship or other related status would not, in the determination of the Board of Directors, create a substantial risk of cancellation or forfeiture as described in Section 4.7(a)(ii).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Gross Liability Value” means, with respect to any Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s length transaction.

“Group” means a Person that, with or through any of its Affiliates or Associates, has any contract, agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Company Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Company Interests.

“Group Member” means a member of the Company Group.

“Indemnitee” means (a) any Person who is or was a manager, managing member, officer, director, employee, agent, tax matters partner, fiduciary or trustee of any Group Member or any

Affiliate of any Group Member, (b) any Group Member or any Affiliate of any Group Member, (c) any Person who is or was serving at the request of the Company as a manager, managing member, officer, director, employee, agent, tax matters partner, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (d) any Person that the Board of Directors designates as an “Indemnitee” for purposes of this Agreement.

“Ineligible Holder” has the meaning assigned to such term in Section 4.7(c).

“Initial Common Units” means the Common Units distributed in the Initial Distribution.

“Initial Distribution” means the initial distribution by Atlas Energy, L.P. of Common Units to the unitholders of Atlas Energy, L.P., as described in the Registration Statement.

“Initial Member” means Atlas Energy, L.P., in its capacity as the sole member of the Company pursuant to the Existing Agreement.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Liquidation Date” means the date on which dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 11.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Member” means, unless the context otherwise requires, a holder of Common Units, except to the extent otherwise provided herein, and each Additional Member, in each case, in such Person’s capacity as a member of the Company.

“Member Nonrecourse Debt” has the meaning of the term “partner nonrecourse debt” as set forth in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning of the term “partner nonrecourse debt minimum gain” as set forth in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(i)(1) and 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

“Merger Agreement” has the meaning assigned to such term in Section 13.1.

“MLP Group” means any MLP and any Subsidiary of such MLP, treated as a single consolidated entity.

“MLP” means any limited partnership or limited liability company that is not a wholly owned Subsidiary of the Company where the general partner or managing member of such limited partnership or limited liability company is the Company or a Subsidiary of the Company. As of the date hereof, Atlas Resource Partners, L.P., a Delaware limited partnership, is an MLP.

“Month” means, unless the context requires otherwise, a calendar month or, with respect to the first calendar month of the Company that includes the Closing Date, the portion of such calendar month after the Closing Date.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) that the Board of Directors shall designate as a National Securities Exchange for purposes of this Agreement.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any Liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 5.4(d)(ii)) at the time such property is distributed, reduced by any Liability either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Company’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.4(b) and shall include Simulated Gain but shall not include any items specially allocated under Section 6.1(d) or Section 6.1(e); provided that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d) were not in this Agreement.

“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Company’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.4(b) and shall include Simulated Gain but shall not include any items specially allocated under Section 6.1(d) or Section 6.1(e); provided that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d) were not in this Agreement.

“Net Positive Adjustments” means, with respect to any Member, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Member pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Company after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.4(b) and shall include Simulated Gain but shall not include any items of income, gain or loss specially allocated under Section 6.1(d) or Section 6.1(e).

“Net Termination Loss” means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Company after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.4(b) and shall include Simulated Gain but shall not include any items of income, gain or loss specially allocated under Section 6.1(d) or Section 6.1(e).

“Non-MLP Group” means any member of the Company Group, other than any member of any MLP Group.

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Sections 6.2(c)(iii), 6.2(d)(i)(A), 6.2(d)(ii)(A) and 6.2(d)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b)(1) and 1.704-2(c), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(3).

“Officers” has the meaning assigned to such term in Section 7.5(a).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) in a form acceptable to the Board of Directors.

“Outstanding” means, with respect to Company Interests, all Company Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group beneficially owns 20% or more of the Outstanding Voting Units of any class, all Units owned by such Person or Group shall not be voted (and shall not be entitled to be voted) on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply to any Person or Group who acquired 20% or more of the Outstanding Units of any class with the prior approval of the Board of Directors.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Company Interest held by a Person.

“Percentage Interest” means, as of any date of determination, (a) as to any Unitholder holding Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of all Outstanding Units, and (b) as to the holders of additional Company Interests issued by the Company in accordance with Section 5.5, the percentage established as a part of such issuance. Unless the context otherwise requires, references to the Percentage Interest of any holder of more than one class or series of Company Interests shall mean the aggregate Percentage Interest attributable to all such Company Interests.

“Person” means an individual or a corporation, firm, limited liability company, partnership, limited partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 13.1.

“Pro Rata” means (a) when used with respect to Company Interests or any class or classes thereof, apportioned equally among all designated Company Interests in accordance with their relative Percentage Interests, and (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company, or, with respect to the fiscal quarter of the Company that includes the Closing Date, the portion of such fiscal quarter after the Closing Date.

“Rate Eligibility Trigger” has the meaning assigned to such term in Section 4.7(a)(i).

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the Board of Directors or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to Company Interests of any class for which a Transfer Agent has been appointed, the Person in whose name a Company Interest of such class is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day or (b) with respect to other classes of Company Interests, the Person in whose name any such other Company Interest is registered on the books that the Board of Directors has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Company Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.8.

“Registration Statement” means the Registration Statement on Form 10 (File No. 001-36725), as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission to register the Common Units under the Exchange Act.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, with respect to the Unitholders, the excess of (a) the Net Positive Adjustments of the Unitholders, as of the end of such period over (b) the sum of those Members’ Share of Additional Book Basis Derivative Items for each prior taxable period.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss, deduction, Simulated Depletion or Simulated Loss pursuant to Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iv), 6.1(d)(v),6.1(d)(vi), 6.1(d)(vii), 6.1(d)(ix) or 6.1(e).

“Residual Gain” or “Residual Loss” means any item of gain or loss, or Simulated Gain or Simulated Loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss or Simulated Gain or Simulated Loss is not allocated pursuant to Section 6.2(d)(i)(A) or 6.2(d)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Separation Agreement” means the Separation and Distribution Agreement, dated as of February 26, 2015, by and among the Initial Member, the Company and the general partner of the Initial Member.

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, with respect to the Unitholders, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“Short Interest” has the meaning assigned to such term in Section 12.4(d)(i).

“Simulated Basis” means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).

“Simulated Depletion” means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with U.S. federal income tax principles (as if the Simulated Basis of the property was its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of an oil or gas property over the Carrying Value of such property.

“Simulated Loss” means the excess, if any, of the Carrying Value of an oil or gas property over the amount realized from the sale or other disposition of such property.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the partnership interests of such partnership or membership interests of such limited liability company (considering all of the partnership interests or membership interests as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation, a partnership or limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 13.2(b)(ii).

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Company to act as registrar and transfer agent for any class of Company Interests.

“Unit” means a Company Interest that is designated as a “Unit” and shall include Common Units.

“Unitholders” means the holders of Units.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.4(d)).

“Unrestricted Person” means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member or any Affiliate of any Group Member and (d) any Person the Board of Directors designates as an “Unrestricted Person” for purposes of this Agreement.

“U.S. GAAP” means U.S. generally accepted accounting principles, as in effect from time to time, consistently applied.

“Voting Commitment” has the meaning assigned to such term in Section 12.13.

“Voting Units” means all Units that are granted the right under this Agreement or under the Delaware Act to vote with respect to the relevant matter; provided that any Units owned, directly or indirectly, by the Company do not constitute Voting Units.

Section 1.2. Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes” or “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1. Formation.

The Company was formed on October 13, 2011 as “Atlas Resource Partners GP, LLC” pursuant to the Certificate of Formation as filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act and by the entering into of the Original Limited Liability Company Agreement. The Certificate of Formation was amended on November 3, 2014 to change the name of the Company to “Atlas Energy Group, LLC”. This Agreement hereby amends and restates the Existing Limited Liability Company Agreement in its entirety, and this Agreement shall become effective on the date hereof. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Company Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2. Name.

The name of the Company shall be “Atlas Energy Group, LLC”. The Company’s business may be conducted under any other name or names as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” “L.L.C.” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3. Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, PA 15275 or such other place as the Board of Directors may from time to time designate by notice to the Members (which notice may be satisfied by indicating such other place in a public filing with the Commission). The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4. Purpose and Business.

The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors, in its sole discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the Company shall not engage, directly or indirectly, in any business activity that the Board of Directors determines would cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes. To the fullest extent permitted by law, the Board of Directors shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Company of any business, free of any duty or obligation whatsoever to the Company or any Member and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

Section 2.5. Powers.

The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6. Term.

The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.7. Title to Company Assets.

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. The Company hereby declares and warrants that any Company assets for which record title is held in the name of the Company or one or more of its Affiliates or one or more nominees shall be held by the Company or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Board of Directors shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Directors determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

RIGHTS OF MEMBERS

Section 3.1. Limitation of Liability.

As provided in Section 18-303 of the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. The Members shall have no liability under this Agreement, or for any such debt, obligation or liability of the Company, in their capacity as a Member, except as expressly provided in this Agreement or the Delaware Act.

Section 3.2. Management of Business.

No Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

Section 3.3. Outside Activities of Members.

Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.

Section 3.4. Rights of Members.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Member shall have the right, for a purpose reasonably related, as determined by the Board of Directors, to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Company; provided, however, that the requirements of this Section 3.4(a)(i) shall be satisfied by furnishing to a Member upon its demand pursuant to this Section 3.4(a)(i) either (A) the Company’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Company is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act;

(ii) promptly after its becoming available, to obtain a copy of the Company’s federal, state and local income tax returns for each year;

(iii) to obtain a current list of the name and last known business, residence or mailing address of each Member;

(iv) to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member; and

(vi) to obtain such other information regarding the affairs of the Company as is just and reasonable.

(b) Notwithstanding any other provision of this Agreement, the Board of Directors may keep confidential from the Members, for such period of time as the Board of Directors determines, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors believes (A) is not in the best interests of the Company or the Company Group, (B) could damage the Company or the Company Group or their respective businesses or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF COMPANY INTERESTS;

REDEMPTION OF COMPANY INTERESTS

Section 4.1. Certificates.

Notwithstanding anything to the contrary in this Agreement, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Company Interests, Company Interests shall not be evidenced by physical certificates. Certificates that may be issued, if any, shall be executed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Executive Vice President or Vice President and the Secretary, any Assistant Secretary or other authorized officer or director of the Company. If a Transfer Agent has been appointed for a class of Company Interests, no Certificate, if any, for such class of Company Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Company Interests; provided, however, that if the Board of Directors elects to cause the Company to issue Company Interests of such class in global form, the Certificate, if any, shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Company Interests have been duly registered in accordance with the directions of the Company.

Section 4.2. Mutilated, Destroyed, Lost or Stolen Certificates.

(a) To the extent any Company Interest is represented by a Certificate, if any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Company Interests as the Certificate so surrendered.

(b) The appropriate officers of the Company shall execute and deliver, and the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Company.

(c) If a Member fails to notify the Company within a reasonable period of time after such Member has notice of the loss, destruction or theft of a Certificate, and a transfer of the Company Interests represented by the Certificate is registered before the Company, the Company or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

(d) As a condition to the issuance of any new Certificate under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3. Record Holders.

The Company shall be entitled to recognize the Record Holder as the owner of any Company Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Company Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Company Interests are listed or admitted for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Company Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Company Interest and (b) bound by this Agreement and shall have the rights and obligations of a Member hereunder as, and to the extent, provided herein.

Section 4.4. Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Company Interest, shall be deemed to refer to a transaction by which the holder of a Company Interest assigns such Company Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Company Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Company Interest not made in accordance with this Article IV shall be null and void.

Section 4.5. Registration and Transfer of Company Interests.

(a) The Company shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Company Interests. The Company shall not recognize transfers of Certificates evidencing Company Interests unless such transfers are effected in the manner described in this Section 4.5.

(b) The Company shall not recognize any transfer of Company Interests evidenced by Certificates until the Certificates evidencing such Company Interests are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided that, as a condition to the issuance of any new Certificate under this Section 4.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Company Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the Company shall execute and deliver, and in the case of Certificates evidencing Company Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Company Interests as was evidenced by the Certificate so surrendered.

(c) Upon the receipt of proper transfer instructions from the registered owner of uncertificated Company Interests, such uncertificated Company Interests shall be cancelled, issuance of new equivalent uncertificated Company Interests or Certificates shall be made to the holder of the Company Interests entitled thereto and the transaction shall be recorded upon the Company’s register.

(d) By acceptance of the transfer of any Company Interests in accordance with this Section 4.5, and except as provided in Section 4.7, each transferee of a Company Interest (including any nominee holder or an agent or representative acquiring such Company Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Company Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Company and such Member becomes the Record Holder of the Company Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Company Interests and the admission of any new Member shall not constitute an amendment to this Agreement.

(e) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.6, (iv) with respect to any class or series of Company Interests, the provisions of any statement of designations or amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Member and (vi) provisions of applicable law including the Securities Act, Company Interests shall be freely transferable.

Section 4.6. Restrictions on Transfers.

(a) Except as provided in Section 4.6(c), notwithstanding the other provisions of this Article IV, no transfer of any Company Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b) The Company may impose restrictions on the transfer of Company Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to (i) avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes or (ii) preserve the uniformity of the Company Interests (or any class or series thereof). The Company may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Company Interests on the principal National Securities Exchange on which such class of Company Interests is then listed or admitted for trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Company Interests of such class.

(c) Nothing contained in this Article IV or elsewhere in this Agreement shall preclude the settlement of any transactions involving Company Interests entered into through the facilities of any National Securities Exchange on which such Company Interests are listed or admitted for trading.

(d) In the event that any Company Interest is evidenced in certificated form, each such certificate shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ATLAS ENERGY GROUP, LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ATLAS ENERGY GROUP, LLC UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ATLAS ENERGY GROUP, LLC TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE BOARD OF DIRECTORS OF ATLAS ENERGY GROUP, LLC, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY OR ADVISABLE TO AVOID A SIGNIFICANT RISK OF ATLAS ENERGY GROUP, LLC BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES OR TO PRESERVE THE UNIFORMITY OF THE COMPANY INTERESTS (OR ANY CLASS OR SERIES THEREOF). THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED FOR TRADING.

Section 4.7. Eligibility Certificates; Ineligible Holders.

(a) If at any time the Board of Directors determines, with the advice of counsel, that:

(i) the Company’s status other than as an association taxable as a corporation for U.S. federal income tax purposes or the failure of the Company otherwise to be subject to an entity-level tax for U.S. federal, state or local income tax purposes, coupled with the tax status (or lack of proof of the U.S. federal income tax status) of one or more Members, has or will reasonably likely have a material adverse effect on the maximum applicable rate that can be charged to customers by Subsidiaries of the Company (a “Rate Eligibility Trigger”); or

(ii) any Group Member is subject to any federal, state or local law or regulation that would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Member (a “Citizenship Eligibility Trigger”);

then, in each of cases (i) and (ii), the Board of Directors may adopt such amendments to this Agreement as it determines to be necessary or advisable to (A) in the case of a Rate Eligibility Trigger, obtain such proof of the U.S. federal income tax status of the Members and, to the extent relevant, their beneficial owners, as the Board of Directors determines to be necessary or advisable to establish those Members whose U.S. federal income tax status does not or would not have a material adverse effect on the maximum applicable rate that can be charged to customers by any Group Member or (B) in the case of a Citizenship Eligibility Trigger, obtain such proof of the nationality, citizenship or other related status of the Member (or, if the Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Board of Directors determines to be necessary or advisable to establish those Members whose status as Members does not or would not subject any Group Member to a significant risk of cancellation or forfeiture of any of its properties or interests therein.

(b) Such amendments may include provisions requiring all Members to certify as to their (and their beneficial owners’) status as Eligible Holders upon demand and on a regular basis, as determined by the Board of Directors, and may require transferees of Units to so certify prior to being admitted to the Company as a Member (any such required certificate, an “Eligibility Certificate”).

(c) Such amendments may provide that any Member (and its beneficial owners) who fails to furnish to the Company, within a reasonable period after a request, an Eligibility Certificate and any other information and proof of its (and its beneficial owners’) status as an Eligible Holder, or if upon receipt of such Eligibility Certificate or other requested information the Board of Directors determines that a Member is not an Eligible Holder (such a Member, an “Ineligible Holder”), the Company Interests owned by such Member shall be subject to redemption in accordance with the provisions of Section 4.8. In addition, the Company shall be substituted for any Member that is an Ineligible Holder as the Member in respect of the Ineligible Holder’s Company Interests.

(d) The Company shall, in exercising voting rights in respect of Company Interests held by it on behalf of Ineligible Holders, distribute the votes in the same ratios or for the same candidates for election as Directors as the votes of Members in respect of Company Interests other than those of Ineligible Holders are cast, either for, against or abstaining as to the matter.

(e) Upon dissolution of the Company, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 11.3 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Ineligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for Company purposes as a purchase by the Company from the Ineligible Holder of its Company Interests (representing the right to receive its share of such distribution in kind).

(f) At any time after a holder can and does certify that it has become an Eligible Holder, an Ineligible Holder may, upon application to the Board of Directors, request that with respect to any Company Interests of such Ineligible Holder not redeemed pursuant to Section 4.8, such Ineligible Holder, upon approval of the Board of Directors, shall no longer constitute an Ineligible Holder, and the Company shall cease to be deemed to be the Member in respect of such Ineligible Holder’s Company Interests.

Section 4.8. Redemption of Company Interests of Ineligible Holders.

(a) If at any time a Member fails to furnish an Eligibility Certificate or any other information requested within the period of time specified in amendments adopted pursuant to Section 4.7, or if upon receipt of such Eligibility Certificate or other information the Board of Directors determines, with the advice of counsel, that a Member is not an Eligible Holder, the Company may, unless the Member establishes to the satisfaction of the Board of Directors that such Member is an Eligible Holder or has transferred its Company Interests to a Person who is an Eligible Holder and who furnishes an Eligibility Certificate to the Board of Directors prior to the date fixed for redemption as provided below, redeem the Company Interests of such Member as follows:

(i) The Board of Directors shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member, at its last address designated on the records of the Company or the Transfer Agent, as applicable, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Member would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Company Interests of the class to be so redeemed multiplied by the number of Company Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the Board of Directors, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Member or his duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Member at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Company Interests.

(b) The provisions of this Section 4.8 shall also be applicable to Company Interests held by a Member as nominee of a Person determined to be an Ineligible Holder.

(c) Nothing in this Section 4.8 shall prevent the recipient of a notice of redemption from transferring its Company Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Board of Directors shall withdraw the notice of redemption; provided the transferee of such Company Interest certifies to the satisfaction of the Board of Directors that it is an Eligible Holder. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF COMPANY INTERESTS

Section 5.1. Organizational Contributions.

In connection with the formation of the Company under the Delaware Act, the Initial Member made an initial Capital Contribution to the Company in the amount of $1,000.00 in exchange for Company Interests representing a Percentage Interest of 100%, and was admitted as a Member of the Company.

Section 5.2. Additional Capital Contributions.

(a) Prior to the Closing Date, the Initial Member contributed to the Company, as a Capital Contribution, cash and ownership interest in the Transferred Assets (as defined in the Separation Agreement) and the Transferred Liabilities (as defined in the Separation Agreement), in exchange for Common Units so that, after such Capital Contribution, the Initial Member held 26,005,698 Common Units, representing Company Interests with a Percentage Interest of 100%.

(b) No Member will be required by this Agreement to make any additional Capital Contribution to the Company.

Section 5.3. Interest and Withdrawal.

No interest on Capital Contributions shall be paid by the Company. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Members agree within the meaning of Section 18-502(b) of the Delaware Act.

Section 5.4. Capital Accounts.

(a) The Company shall maintain for each Member (or a beneficial owner of Company Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Directors) owning a Company Interest a separate Capital Account with respect to such Company Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and the methodology set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(s). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Company Interest and (ii) all items of Company income and gain (including Simulated Gain and income and gain exempt from tax) computed in accordance with Section 5.4(b) and allocated with respect to such Company Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Company Interest and (y) all items of Company deduction and loss (including Simulated Depletion and Simulated Loss) computed in accordance with Section 5.4(b) and allocated with respect to such Company Interest pursuant to Section 6.1. In connection with the foregoing, the Board of Directors shall adopt the methodology set forth in the noncompensatory option regulations under Treasury Regulation Sections 1.704-1, 1.721-2 and 1.761-3, unless otherwise required by applicable law.

(b) For purposes of computing the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss to be allocated pursuant to Article VI and to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose); provided that:

(i) Solely for purposes of this Section 5.4, the Company shall be treated as owning directly its proportionate share (as determined by the Board of

Directors based upon the provisions of the applicable governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

(ii) All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Company Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 6.1.

(iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made without regard to any election under Section 754 of the Code that may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Any income, gain, loss, Simulated Gain, Simulated Loss or deduction attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(v) Any item of income of the Company that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.4(b), and any item of expense of the Company that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and not chargeable to capital accounts) shall be treated as an item of deduction for the purpose of this Section 5.4(b), in each case without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.

(vi) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, amortization or Simulated Depletion attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.4(d) to the Carrying Value of any Company property subject to depreciation, cost recovery, amortization or Simulated Depletion, any further deductions for such depreciation, cost recovery, amortization or Simulated Depletion attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for U.S. federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for U.S. federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the Board of Directors may adopt.

(vii) The Gross Liability Value of each Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Company) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Company).

(viii) If the Company’s adjusted basis in a depreciable or cost recovery property is reduced for U.S. federal income tax purposes pursuant to Section 50(c)(1) or (3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Members pursuant to Section 6.1. Any restoration of such basis pursuant to Section 50(c)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Members to whom such deemed deduction was allocated.

(c) A transferee of a Company Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Company Interest so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Company Interests for cash or Contributed Property or the issuance of Company Interests as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance; provided, however, that in the event of an issuance of Company Interests for a de minimis amount of cash or Contributed Property, or in the event of an issuance of a de minimis amount of Company Interests as consideration for the provision of services, the Board of Directors may determine that such adjustments are unnecessary for the proper administration of the Company. In determining such Unrealized Gain or Unrealized Loss for purposes of maintaining Capital Accounts, the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Company Interests shall be determined by the Board of Directors using such method of valuation as it may adopt. The Board of Directors shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Company Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated among the Members, at such time, pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated; provided, however, that in the event of a distribution of a de minimis amount of Company property, the Board of Directors may determine that such adjustments are unnecessary for the proper administration of the Company. In determining such Unrealized Gain or Unrealized Loss for purposes of maintaining Capital Accounts, the aggregate fair market value of all Company assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 11.3 or in the case of a deemed distribution, be determined in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 11.3, be determined and allocated by the Liquidator using such method of valuation as it may adopt.

Section 5.5. Issuances of Additional Company Interests.

(a) The Company may issue additional Company Interests and options, rights, warrants and appreciation rights relating to the Company Interests for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members.

(b) Each additional Company Interest authorized to be issued by the Company pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Company Interests), as shall be fixed by the Board of Directors, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Company Interest (including sinking fund provisions); (v) whether such Company Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Company Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Company Interest; and (viii) the right, if any, of each such Company Interest to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Company Interest.

(c) The Board of Directors is hereby authorized and directed to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Company Interests and options, rights, warrants and appreciation rights relating to Company Interests pursuant to this Section 5.5, (ii) the admission of additional Members and (iii) all additional issuances of Company Interests. The Board of Directors shall determine the relative rights, powers and duties of the holders of the Units or other Company Interests being so issued. The Board of Directors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Company Interests, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Company Interests are listed or admitted for trading.

(d) No fractional Units shall be issued by the Company. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units (but for this Section 5.5(d)), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.6. No Preemptive Right.

Except as may be provided in a separate agreement executed by the Company, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Company Interest, whether unissued, held in the treasury or hereafter created.

Section 5.7. Splits and Combinations.

(a) Subject to Section 5.5(d), the Company may make a Pro Rata distribution of Company Interests to all Record Holders or may effect a subdivision or combination of Company Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Company Interests is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Company Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates or uncertificated Company Interests to the Record Holders of Company Interests as of the applicable Record Date representing the new number of Company Interests held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Company Interests Outstanding, and a Company Interest is represented by a Certificate, then the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

Section 5.8. Fully Paid and Non-Assessable Nature of Company Interests.

All Company Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Company Interests in the Company, except as such non assessability may be affected by Section 18-607 or 18-804 of the Delaware Act.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1. Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss (computed in accordance with Section 5.4(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

(a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), and any allocations to other Company Interests, Net Income for each taxable year and all items of income, gain, loss, deduction and Simulated Gain taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.

(b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), and any allocations to other Company Interests, Net Losses for each taxable period and all items of income, gain, loss, deduction and Simulated Gain taken into account in computing Net Losses for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that Net Losses shall not be allocated pursuant to this Section 6.1(b) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); instead, any such Net Losses shall be allocated to Members with positive Adjusted Capital Account balances in accordance with their Percentage Interests until such positive Adjusted Capital Accounts are reduced to zero.

(c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss, deduction and Simulated Gain taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.3 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 11.3.

(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Gain shall be allocated among the Members in the following manner (and the Capital Accounts of the Members shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A) First, to each Member having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Members, until each such Member has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and

(B) Second, 100% to all Members in accordance with their Percentage Interests;

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Loss shall be allocated 100% to all Members holding Common Units, Pro Rata, until the Capital Account in respect of each Unit then Outstanding has been reduced to zero.

(d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain or Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi)). This Section 6.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income, gain or Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain or Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or (ii).

(iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board of Directors determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Member in accordance with their respective Percentage Interests.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset) or loss or Simulated Loss (if the adjustment decreases such basis), and such item of gain or loss, Simulated Gain or Simulated Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Company Minimum Gain and (2) Member Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Member Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the Board of Directors determines that such allocations will otherwise be inconsistent with the economic agreement among the Members. Further, allocations pursuant to this Section 6.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board of Directors determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The Board of Directors shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.

(x) Corrective Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A) In the case of any negative adjustments to the Capital Accounts of the Members resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as determined by the Board of Directors, that to the extent possible the aggregate Capital Accounts of the Members will equal the amount that would have been the Capital Account balance of the Members if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c) hereof.

(B) In making the allocations required under this Section 6.1(d)(x), the Board of Directors may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(x).

(e) Simulated Depletion and Simulated Loss.

(i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(k), Simulated Depletion with respect to each oil and gas property shall be allocated among the Unitholders Pro Rata.

(ii) Simulated Loss with respect to the disposition of an oil and gas property shall be allocated among the Members in proportion to their allocable share of total amount realized from such disposition under Section 6.2(c)(i).

Section 6.2. Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for U.S. federal income tax purposes separately by the Members rather than by the Company in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 6.2(c)(iii), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Company under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in Section 614 of the Code) shall be allocated among the Members Pro Rata. Each Member shall separately keep records of his share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Company.

(c) Except as provided in Section 6.2(c)(iii), for the purposes of the separate computation of gain or loss by each Member on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Company’s allocable share of the “amount realized” (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for U.S. federal income tax purposes among the Members as follows:

(i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Members in the same proportion as the depletable basis of such property was allocated to the Members pursuant to Section 6.2(b) (without regard to any special allocation of basis under Section 6.2(c)(iii)).

(ii) second, the remainder of such amount realized, if any, to the Members so that, to the maximum extent possible, the amount realized allocated to each Member under this Section 6.2(c)(ii) will equal such Member’s share of the Simulated Gain recognized by the Company from such sale or disposition.

(iii) The Members recognize that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property shall be allocated among the Members to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the principles of Treasury Regulation Section 1.704-3(d).

(d) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property other than an oil and gas property pursuant to Section 6.2(c), items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Members as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.4(d)(i) or 5.4(d)(ii); and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 6.2(d)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(iii) The Board of Directors shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(e) For the proper administration of the Company and for the preservation of uniformity of the Company Interests (or any class or classes thereof), the Board of Directors shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for U.S. federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (A) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (B) otherwise to preserve or achieve uniformity of the Company Interests (or any class or classes thereof). The Board of Directors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(e) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of Company Interests issued and Outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.

(f) The Board of Directors may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6), Treasury Regulation Section 1.197-2(g)(3) or any successor regulations thereto. If the Board of Directors determines that such reporting position cannot reasonably be taken, the Board of Directors may adopt depreciation and amortization conventions under which all purchasers acquiring Company Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company’s property. If the Board of Directors chooses not to utilize such aggregate method, the Board of Directors may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Company Interests, so long as such conventions would not have a material adverse effect on the Members or the Record Holders of any class or classes of Company Interests.

(g) In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(h) All items of income, gain, loss, deduction and credit recognized by the Company for U.S. federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board of Directors) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(i) Each item of Company income, gain, loss and deduction shall, for U.S. federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Members as of the opening of the National Securities Exchange on which the Company Interests are listed or admitted for trading on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Company or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the Board of Directors in its sole discretion, shall be allocated to the Members as of the opening of the National Securities Exchange on which the Company Interests are listed or admitted for trading on the first Business Day of the month in which such gain or loss is recognized for U.S. federal income tax purposes. The Board of Directors may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(j) Allocations that would otherwise be made to a Member under the provisions of this Article VI shall instead be made to the beneficial owner of Company Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors.

(k) If Capital Account balances are reallocated between the Members in accordance with Section 5.4(d)(i) hereof and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Company shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Proposed Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3. Requirement of Distributions; Distributions to Record Holders.

(a) Except as described in Section 6.3(b), within 50 days following the end of each Distribution Period (or if such 50th day is not a Business Day, then the Business Day immediately following such 50th day) commencing with the Distribution Period ending on March 31, 2015, an amount equal to 100% of Available Cash with respect to such Distribution Period shall, subject to Section 18-607 of the Delaware Act, be distributed in accordance with this Article VI by the Company to the Members in accordance with their respective Percentage Interests as of the Record Date selected by the Board of Directors. All distributions required to be made under this Agreement shall be made subject to Section 18-607 and 18-804 of the Delaware Act.

(b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Company, all cash received during or after the Distribution Period in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3.

(c) The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Members, as a distribution of Available Cash to such Members, as determined by the Board of Directors.

(d) Each distribution in respect of a Company Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Company Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s Liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1. Management.

(a) Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the “Board of Directors”). The Directors shall constitute “managers” within the meaning of the Delaware Act. The Board of Directors shall have the power and authority to delegate to one or more other Persons the Board of Director’s rights and power to manage and control the business and affairs, or any portion thereof, of the Company, including to delegate to Officers, agents and employees of the Company and its Subsidiaries or any other Person, except as prohibited by applicable law, and may authorize the Company, any Director, Officer, agent, employee or any other Person to enter into any document on behalf of the Company and perform the obligations of the Company thereunder, except as prohibited by applicable law. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. In addition to the powers now or hereafter granted to managers under the Delaware Act or that are granted to the Board of Directors under any other provision of this Agreement, the Board of Directors shall, subject to the other terms of this Agreement, have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Company Interests, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person;

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of operations, including operations of any Group Member; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations and the making of capital contributions;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the Liability of the Company under contractual arrangements to all or particular assets of the Company);

(vi) the distribution of Company cash;

(vii) the selection, employment, retention and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, internal and outside attorneys, accountants, consultants and contractors of Company or any Group Member and the determination of their compensation and other terms of employment or hiring and the creation and operation of employee benefit plans, employee programs and employee practices;

(viii) the maintenance of insurance for the benefit of the Company Group, the Members and the Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);

(x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Company Interests from, or requesting that trading be suspended on, any such National Securities Exchange;

(xiii) the purchase, sale or other acquisition or disposition of Company Interests, or the issuance of options, rights, warrants, appreciation rights and tracking and phantom interests relating to Company Interests;

(xiv) the undertaking of any action in connection with the Company’s participation in any Group Member;

(xv) the entering into of agreements with any of its Affiliates to render services to a Group Member; and

(xvi) the approval and authorization of any action taken by the Company or a Subsidiary that is the general partner or managing member of another Subsidiary to limit or modify the incentive distribution rights, if any, held by the Company or such general partner or managing member, if the Board of Directors determines that such limitation or modification does not adversely affect the Members (including any particular class of Company Interests as compared to other classes of Company Interests) in any material respect.

(b) Board of Directors.

(i) The number of Directors that shall constitute the whole Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

(ii) The Directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 2016 annual meeting of the Members, the term of office of the second class to expire at the 2017 annual meeting of the Members and the term of office of the third class to expire at the 2018 annual meeting of the Members, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the Members, commencing with the 2016 annual meeting, (A) Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of the Members after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, and (B) if authorized by a resolution of the Board of Directors, Directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

(iii) Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. Any vacancies may be filled, until the next annual meeting, by a majority of the remaining Directors then in office. A Director may be removed only for cause and only upon a vote of the majority of the remaining Directors then in office. Any Director may resign at any time by giving written notice of such Director’s resignation to the Board of Directors. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Director’s resignation shall not be necessary to make such resignation effective.

(iv) Sections 7.1(b)(i), 7.1(b)(ii) and 7.1(b)(iii) may not be amended except upon the prior approval of Members that hold 80% of the Outstanding Voting Units.

(v) Directors need not be Members. The Board of Directors may, from time to time, and by the adoption of resolutions, establish qualifications for Directors.

(vi) The Chairman of the Board, if any, shall be chosen from among the Directors by a vote of the Directors. The Chairman of the Board shall preside, if present, at all meetings of the Board of Directors and the Members and shall perform such additional functions and duties as the Board of Directors may prescribe from time to time. The Directors may also elect a Vice Chairman of the Board to act in the place of the Chairman of the Board upon his or her absence or disability, or in the event that it is impractical for the Chairman of the Board to act personally.

(vii) The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company in their capacity as Directors.

(viii) Regular quarterly meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular quarterly meetings shall not be required. A special meeting of the Board of Directors may be called at any time at the request of the Chairman of the Board or a majority of the Directors then in office.

(ix) Oral or written notice of all special meetings of the Board of Directors must be given to all Directors at least twenty-four hours prior to such special meeting, or upon such shorter notice as may be approved by the Directors (or the members of such committee), which approval may be given before or after the relevant meeting to which the notice relates. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if (a) in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or (b) when received in the form of a telegram, as an attachment to an electronic mail message or facsimile, and shall be directed to the address, electronic mail address or facsimile number as such Director (or such member) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present, and any Director may waive the requirement of such notice as to such Director.

(x) Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of

Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(xi) Any meeting of the Board of Directors may be held in person or by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(xii) A majority of all Directors, present in person or participating in accordance with Section 7.1(b)(viii), shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting without further notice. Except as otherwise provided by the Delaware Act, applicable law or in this Agreement, the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

(xiii) The Board of Directors may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Company Interests, or options, rights, warrants, appreciation rights or tracking and phantom interests relating to Company Interests, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the Company, any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of any Group Member.

(xiv) The Board of Directors may establish one or more committees of the Board of Directors, which shall consist of one or more Directors, and may delegate any of its responsibilities to such committees, except as prohibited by the Delaware Act or otherwise by applicable law. A majority of any committee, present in person or participating in accordance with Section 7.1(b)(xi), shall constitute a quorum for the transaction of business of such committee. Except as otherwise provided by the Delaware Act, applicable law or in this Agreement, the act of a majority of committee members present at a meeting at which a quorum is present shall be the act of such committee. A majority of any committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. Notice of meetings shall be given to each member of the committee in the manner provided for in Section 7.1(b)(viii) or 7.1(b)(ix). The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

(xv) Unless otherwise restricted by applicable law, the Board of Directors shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of

Directors or paid a stated salary or other compensation as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may also be paid their expenses, if any, of and allowed compensation for attending committee meetings.

(c) This Agreement shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Company, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(d) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Company Interests or is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Separation Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Board of Directors (on its own or through any Officer of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Company without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company Interests or is otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Company, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the Board of Directors of any Officer of any duty that the Board of Directors or any Officer may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2. Duties.

Except as expressly set forth in this Agreement, neither the Board of Directors nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company, any Group Member or any Member, and the Members agree that the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Board of Directors or any other Indemnitee otherwise existing at law or in equity, replace such other duties and liabilities of the Board of Directors or such other Indemnitee. The Members and any other Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement shall be deemed to have expressly approved this Section 7.2.

Section 7.3. Certificate of Formation.

The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 7.4. Restrictions on the Board of Directors’ Authority.

Except as provided in Articles XI and XIII, the Board of Directors may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions, to a Person who is not a member of the Company Group, without the approval of the holders of a majority of the Outstanding Voting Units; provided, however, that this provision shall not preclude or limit the Board of Director’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.5. Officers.

(a) The Board of Directors shall elect one or more persons to be officers of the Company (“Officers”) to assist in carrying out the Board of Directors’ decisions and the day-to-day activities of the Company. Officers are not “managers” as that term is used in the Delaware Act. Any individuals who are elected as Officers shall serve at the pleasure of the Board of Directors and shall have such titles and the authority and duties specified in this Agreement or otherwise delegated to each of them, respectively, by the Board of Directors from time to time. The salaries or other compensation, if any, of the Officers shall be fixed by the Board of Directors.

(b) The Officers may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Chief Legal Officer, a Secretary and such other Officers as the Board of Directors from time to time may deem proper, and the Officers may include an Executive Chairman of the Board and an Executive Vice Chairman of the Board. All Officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Section 7.5.

(c) Chief Executive Officer. The Chief Executive Officer, who may be the Chairman (or Vice Chairman) of the Board and/or the President, shall have general and active management authority over the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other Officer or agent of the Company, or shall be required by law to be otherwise signed and executed. The Chief Executive Officer shall also perform all duties and have all powers incident to the office of Chief Executive Officer and perform such other duties and may exercise such other powers as may be assigned by this Agreement or prescribed by the Board of Directors from time to time.

(d) President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, in general, supervise and control all of the business and affairs of the Company. The President may sign any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. The President shall perform all duties and have all powers incident to the office of President and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or as may be prescribed by the Board of Directors from time to time.

(e) Vice Presidents. Any Executive Vice President, Senior Vice President and Vice President, in the order of seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall also perform the usual and customary duties and have the powers that pertain to such office and generally assist the President by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the Chief Executive Officer or President or as may be prescribed by the Board of Directors from time to time.

(f) Chief Financial Officer. The Chief Financial Officer shall perform all duties and have all powers incident to the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Company. The Chief Financial Officer shall receive and deposit all moneys and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same and only in such manner as the Board of Directors or the appropriate Officer may from time to time determine. The Chief Financial Officer shall render to the Board of Directors, the Chief Executive Officer and the President, whenever any of them request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board from time to time. The Chief Financial Officer shall have the same power as the President and Chief Executive Officer to execute documents on behalf of the Company.

(g) Chief Legal Officer. The Chief Legal Officer shall be the principal legal officer of the Company. The Chief Legal Officer shall have general direction of and supervision over the legal affairs of the Company and shall advise the Board of Directors and the officers of the Company on all legal matters. The Chief Legal Officer shall perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board from time to time. The Chief Legal Officer shall have the same power as the President and Chief Executive Officer to execute documents on behalf of the Company.

(h) Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the Company and of the Members. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by Applicable Law; shall be custodian of the records and the seal of the Company (if any) and affix and attest the seal (if any) to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed; and in general, shall perform all duties and have all powers incident to the office of Secretary and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board of Directors from time to time.

(i) Other Officers and Agents. The Board of Directors may from time to time elect such other Officers or appoint such agents as may be necessary or desirable for the conduct of the business of the Company. Such other Officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board of Directors, as the case may be from time to time. The Chief Executive Officer may from time to time appoint one or more Assistant Secretaries or other Officers as may be necessary or desirable in the conduct of ministerial affairs of the Company, and such other Officers and agents appointed by the Chief Executive Officers shall have such ministerial duties and hold their offices for such terms as shall be prescribed by the Chief Executive Officer from time to time. The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision of this Section 7.5.

(j) Election and Term of Office. The Officers shall be elected from time to time by the Board of Directors and shall each hold office until such person’s successor shall have been duly elected and qualified or until such person’s death or until he or she shall resign or be removed pursuant to Section 7.5(k) (or, in the case of any Assistant Secretary or other Officer referred to in the third sentence of Section 7.5(i), be elected from time to time by the Board of Directors or the Chief Executive Officer). No Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

(k) Removal. Any Officer elected, or agent appointed, by the Board of Directors or the Chief Executive Officer may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors. No Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

(l) Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term.

(m) Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any Officer of the Company authorized by the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of the members of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 7.6. Outside Activities.

(a) Each Unrestricted Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Company, any Group Member, any Member, any Person who acquires an interest in a Company Interest or other person who is bound by this Agreement. None of any Group Member, any Member or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person in accordance with the provisions of this Section 7.6 is hereby approved by the Company and all Members, (ii) it shall be deemed not to be a breach by the any Unrestricted Persons of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Company, any Group Member, any Member, any Person who acquires an interest in a Company Interest or other person who is bound by this Agreement for the Unrestricted Persons to engage in such business interests and activities in preference to or to the exclusion of the Company or any other Group Member and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to present business opportunities to the Company or any other Group Member. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person. No Unrestricted Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, shall have any duty to communicate or offer such opportunity to the Company, and such Unrestricted Person shall not be liable to the Company, any Group Member, any Member, any Person who acquires an interest in a Company Interest or other person who is bound by this Agreement for breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, by reason of the fact that such Unrestricted Person pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company.

(c) Notwithstanding anything to the contrary in this Agreement, to the extent that any provision of this Agreement purports or is interpreted to have the effect of restricting, modifying or eliminating any duty that might otherwise, as a result of the law of the State of Delaware or any other applicable law, be owed by the Board of Directors to the Company, any Group Member, any Member, any Person who acquires an interest in a Company Interest or other person who is bound by this Agreement, or to constitute a waiver or consent by the Company, any Group Member, any Member, any Person who acquires an interest in a Company Interest or other person who is bound by this Agreement, then in each case such provisions shall be deemed to have been approved by such Persons.

Section 7.7. Loans or Contributions from the Company or Group Members.

(a) The Company may lend or contribute to any Group Member, and any Group Member may borrow from the Company, funds on terms and conditions determined by the Board of Directors.

(b) No borrowing by any Group Member or the approval thereof by the Board of Directors shall be deemed to constitute a breach of any duty hereunder or otherwise existing at law, in equity or otherwise, of the Board of Directors to the Company or the Members by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the Members.

Section 7.8. Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.8(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.8, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.8.

(c) The indemnification provided by this Section 7.8 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Company Interests entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Company may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Board of Directors shall determine, against any Liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such Liability under the provisions of this Agreement.

(e) For purposes of this Section 7.8, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.8(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject the Members to personal Liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

(h) The provisions of this Section 7.8 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9. Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members, any other Persons who acquire an interest in a Company Interest or any other Person who is bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. The Members any other Person who acquires an interest in a Company Interest and any other Person who is bound by this Agreement, each on their own behalf and on behalf of the Company, waives any and all rights to claim punitive damages or damages based upon the Federal or State income taxes paid or payable by any such Member or other Person.

(b) Subject to its obligations and duties as Board of Directors set forth in Section 7.1(a), the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties and liabilities relating thereto to the Company, the Members, any Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, to any Member, to any other Person who acquires an interest in a Company Interest or to any other Person who is bound by this Agreement for its reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Liability of the Indemnitees under this Section 7.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 7.10. Standards of Conduct and Modification of Duties.

(a) Whenever the Board of Directors or any committee of the Board of Directors or any Officer, makes a determination or takes or declines to take any other action, whether under this Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Board of Directors, such committee or such Officer shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity (including fiduciary standards). A determination, other action or failure to act by the Board of Directors, any committee of the Board of Directors, or any Officer, including in the context of a potential conflict of interest, will be deemed to be in good faith unless the applicable party believed such determination, other action or failure to act was adverse to the interests of the Company. In any proceeding brought by the Company, any Member, any Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interests described in the Registration Statement and any actions of the Board of Directors or any committee of the Board of Directors or any Officer taken in connection therewith are hereby approved by all Members and shall not constitute a breach of this Agreement or any duty hereunder or existing at law, in equity or otherwise.

(b) The Members, each Person who acquires an interest in a Company Interest and each other Person who is bound by this Agreement hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to take, or approve actions by the board of directors, general partner or managing member of such Group Member, similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 7.10.

(c) Nothing in this Section 7.10 shall be deemed to expand any duties or liabilities of the Board of Directors, its Affiliates or any other Indemnitee to the Company, any Group Member, any Member, any Person who acquires an interest in a Company Interest or other person who is bound by this Agreement for breach of this Agreement, to the extent that those duties or liabilities shall have been limited pursuant to Section 7.2 or 7.6 or this Section 7.10.

Section 7.11. Other Matters Concerning the Board of Directors and Officers.

(a) The Board of Directors, any committee of the Board of Directors and Officers may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Board of Directors, any committee of the Board of Directors and Officers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Board of Directors, any committee of the Board of Directors or Officers reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c) The Board of Directors and any committee of the Board of Directors shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized Officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of any Group Member. Each such attorney shall, to the extent provided by the Board of Directors or any committee of the Board of Directors in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Board of Directors or any committee of the Board of Directors hereunder.

Section 7.12. Purchase or Sale of Company Interests.

The Board of Directors may cause the Company to purchase or otherwise acquire Company Interests. As long as Company Interests are held by the Company, such Company Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein.

Section 7.13. Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any such Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each of the Members, each other Person who acquires an interest in a Company Interest and each other Person who is bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any such Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any such Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1. Records and Accounting.

The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Units or other Company Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Company shall not be required to keep books maintained on a cash basis, and the Board of Directors shall be permitted to calculate cash-based measures by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the Board of Directors determines to be necessary or appropriate.

Section 8.2. Fiscal Year.

The fiscal year of the Company shall be a calendar year ending December 31.

Section 8.3. Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall cause to be furnished or made available, by any reasonable means (including posting on or making accessible through the Company’s or the Commission’s website), to each Record Holder of a Company Interest as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Directors.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall cause to be furnished or made available, by any reasonable means (including posting on or making accessible through the Company’s or the Commission’s website), to each Record Holder of a Company Interest, as of a date selected by the Board of Directors in its discretion, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted for trading, or as the Board of Directors determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1. Tax Returns and Information.

The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable year that it is required by law to adopt, from time to time, as determined by the Board of Directors. In the event the Company is required to use a taxable year other than a year ending on December 31, the Board of Directors shall use reasonable efforts to change the taxable year of the Company to a year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Company’s taxable year ends; provided that, if the 90th day is not a Business Day, then the 90th day shall be deemed to be the next Business Day. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 9.2. Tax Elections.

(a) The Company shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Board of Director’s determination that such revocation is in the best interests of the Members. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Directors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Company Interest will be deemed to be the lowest quoted closing price of the Company Interests on any National Securities Exchange on which such Company Interests are listed or admitted for trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b) Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make any other elections permitted by the Code.

Section 9.3. Tax Controversies.

Subject to the provisions hereof, the Board of Directors shall designate one Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 9.4. Withholding.

Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law (including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code) or established under any foreign law. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 6.3 or 11.3(c) in the amount of such withholding from such Member.

ARTICLE X

ADMISSION AND WITHDRAWAL OF MEMBERS

Section 10.1. Admission of Members.

(a) By acceptance of the transfer of any Company Interests in accordance with Article IV, including the acceptance of any Company Interests in the Initial Distribution, or the acceptance of any Company Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIII, and except as provided in Section 4.7, each transferee of, or other Person acquiring, a Company Interest (including any nominee holder or an agent or representative acquiring such Company Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Company Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Company and such Person becomes the Record Holder of the Company Interests so transferred or issued, (ii) shall become bound by and shall be deemed to have agreed to be bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) represents that such Person has the capacity, power and authority to enter into this Agreement, and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, in each case, with or without execution of this Agreement by such Person. The transfer or issuance of any Company Interests and the admission of any new Member shall not constitute an amendment to this Agreement. A Person may become a Member or a Record Holder of a Company Interest without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Company Interest and until such Person is reflected in the books and records of the Company as the Record Holder of such Company Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.7.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Company Interest may be represented by a Certificate, as provided in Section 4.1.

(c) Any transfer of a Company Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 10.1(a).

Section 10.2. Withdrawal of Members. No Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Member’s Company Interest becomes a Record Holder of the Company Interest so transferred, such transferring Member shall cease to be a Member with respect to the Company Interest so transferred.

ARTICLE XI

DISSOLUTION AND LIQUIDATION

Section 11.1. Dissolution.

The Company shall not be dissolved by the admission of Additional Members in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board of Directors that is approved by the holders of a majority of the Outstanding Voting Units; or

(b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act.

Section 11.2. Liquidator.

Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Voting Units. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the holders of a majority of the Outstanding Voting Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Voting Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 11.3. Liquidation.

The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree; provided that no Member agreement is necessary in respect of any pro rata distribution in kind of freely tradable publicly traded securities pursuant to this sentence. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 11.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Member. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Discharge of Liabilities. Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) and amounts owed to Members otherwise than in respect of their distribution rights under Article VI. With respect to any Liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 11.3(b) shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 11.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 11.4. Cancellation of Certificate of Formation.

Upon the completion of the distribution of Company cash and property as provided in Section 11.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 11.5. Return of Contributions.

No member of the Board of Directors or Officer of the Company shall be personally liable for or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 11.6. Waiver of Partition.

To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 11.7. Capital Account Restoration.

No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XII

AMENDMENT OF COMPANY AGREEMENT; MEETINGS; RECORD DATE

Section 12.1. Amendments to be Adopted Solely by the Board of Directors.

Each Member agrees that the Board of Directors, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d) a change that the Board of Directors determines (i) does not adversely affect the Members (including any particular class of Company Interests as compared to other classes of Company Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Company Interests or Units (including the division of any class or classes of Outstanding Company Interests into different classes to facilitate uniformity of tax consequences within such classes of Company Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Company Interests or Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.7 or to implement the tax-related provisions of this Agreement, or (iv) to be required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine, a change in the definition of “Distribution Period” and the dates on which distributions are to be made by the Company;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Company Interests, or any options, warrants, rights and/or appreciation rights relating to any Company Interest, pursuant to Section 5.5;

(h) an amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 13.3, or an amendment contemplated by Section 13.5;

(j) an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(k) an amendment effected, necessitated or contemplated by any amendment to the limited partnership or limited liability company agreement of a member of the MLP Group that requires the equityholders of such member of the MLP Group to provide a statement, certificate or other proof of evidence to the Subsidiary regarding whether such equityholder is subject to U.S. federal income tax on the income generated by such member of the MLP Group;

(l) a merger, conveyance or conversion pursuant to Section 13.3(d);

(m) an amendment contemplated by Section 4.7; or

(n) any other amendments substantially similar to the foregoing.

Section 12.2. Amendment Procedures.

Amendments to this Agreement may be proposed only by the Board of Directors. To the fullest extent permitted by law, the Board of Directors shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion, free of any duty or obligation whatsoever to the Company or any Member and, in declining to propose or approve an amendment, to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the Board of Directors and, except as otherwise provided in Section 12.1 or 12.3, the holders of a majority of the Outstanding Voting Units, unless a greater or different percentage of Outstanding Voting Units is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Voting Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments. The Board of Directors shall be deemed to have notified all Record Holders as required by this Section 12.2 if it has either (i) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) and such amendment is publicly available on such system or (ii) made such amendment available on any publicly available website maintained by or on behalf of the Company.

Section 12.3. Amendment Requirements.

(a) Notwithstanding the provisions of Sections 12.1 and 12.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 12.1 and 12.2, no amendment to this Agreement may enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 12.3(c).

(c) Except as provided in Section 13.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 12.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Company Interests in relation to other classes of Company Interests must be approved by the holders of not less than a majority of the Outstanding Company Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 12.1 and except as otherwise provided by Section 13.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Voting Units, if the Board of Directors determines that such amendment will affect the limited liability of any Member under applicable law of the state under whose laws the Company is organized (it being understood that the Board of Directors may rely on any Opinion of Counsel in making such determination, but no such Opinion of Counsel shall be required).

(e) Except as provided in Section 12.1, this Section 12.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Voting Units.

Section 12.4. Unitholder Meetings.

(a) All acts of Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XII.

(b) Special Meetings.

(i) Special meetings of the Members may be called only by the Board of Directors. The special meeting shall be held at a time and place determined by the Board of Directors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.

(ii) At any special meeting, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the notice of meeting. To be properly brought before a special meeting, proposals of business must be (A) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (B) otherwise properly brought before the special meeting by or at the direction of the Board of Directors.

(iii) Without qualification or limitation, subject to any rights of the Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and to this Section 12.4, in the event the Board of Directors calls a special meeting for the purpose of electing one or more directors to the Board of Directors, any Member may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the notice of meeting, provided that such Member (A) is a Member at the time of giving of such notice of such special meeting and at the time of the special meeting, (B) is entitled to vote at such special meeting and (C) gives timely notice of such nomination (including the completed and signed questionnaire, representation and agreement required by Section 12.13), and timely updates and supplements thereof, in each case in proper form, in writing, to the Board of Directors. To be timely, a Member’s notice must:

(A) be delivered to the Board of Directors pursuant to Section 14.1 not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of the special meeting is first made. In no event shall an adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a Member’s notice as described above.

(B) further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such updates and supplements shall be delivered to the Board of Directors pursuant to Section 14.1 not later than five (5) Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) Business Days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof.

(c) Annual Meetings.

(i) An annual meeting of the Members holding Voting Units for the election of directors to the Board of Directors and such other matters as the Board of Directors shall submit to a vote of the Members holding Voting Units shall be held at such date and time as may be fixed from time to time by the Board of Directors at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 12.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii) At any annual meeting, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) specified in the notice of meeting, (B) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (C) otherwise properly requested to be brought before the annual meeting by a Member in accordance with this Section 12.4. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a Member to be made at an annual meeting, a Member must (I) be a Member at the time of giving of notice of such annual meeting and at the time of the annual meeting, (II) be entitled to vote at such annual meeting and (III) comply with the procedures set forth in this Section 12.4 as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a Member to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the notice of meeting) before an annual meeting.

(iii) The Members holding Outstanding Voting Units shall vote together as a single class. The Members entitled to vote shall elect by a plurality of the votes cast, in person or by proxy, at such meeting persons to serve on the Board of Directors who are nominated in accordance with the provisions of this Article XII.

(iv) Without qualification or limitation, subject to any rights of the Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and to this Section 12.4, for any nominations or any other business to be properly requested to be brought before an annual meeting by a Member, the Member must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 12.13) in a proper form and timely updates and supplements thereof in writing to the Board of Directors and such business must otherwise be a proper matter for Member action. To be timely, a Member’s notice must:

(A) be delivered to the Board of Directors pursuant to Section 14.1 not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (x) in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date and (y) in the case of the 2016 annual meeting, a Member’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made. In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a Member’s notice as described above.

(B) further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such updates and supplements shall be delivered to the Board of Directors pursuant to Section 14.1 not later than five (5) Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) Business Days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof. The obligation to update and supplement set forth in this paragraph or any other provision of this Section 12.4 shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Member, extend any applicable deadlines hereunder or enable or be deemed to permit a Member who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before an annual meeting.

(v) This Article XII may not be amended except upon the prior approval of Members that hold 80% of the Outstanding Voting Units.

(d) Notice Requirements. To be in proper form, a Unitholder’s notice given pursuant to this Section 12.4 to the Board of Directors must include the following, as applicable:

(i) As to the Unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a Unitholder’s notice must set forth: (A) the name and address of such Unitholder, as they appear on the Company’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (B) (I) the class or series and number of Company Interests that are, directly or indirectly, owned beneficially and of record by such Unitholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Company Interest or with a value derived in whole or in part from the value of any Company Interest, or any derivative or synthetic arrangement having the characteristics of a long position in any Company Interest, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Company Interest, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any Company Interest, whether or not such instrument, contract or right shall be subject to settlement in the underlying Company Interest, through the delivery of cash or other property, or otherwise, and without regard to whether the Unitholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Units or Company Interests (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Unitholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Unitholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith have any right to vote any Company Interest, (IV) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Unitholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Company Interest by, manage the risk of share or unit price changes for, or increase or decrease the voting power of, such Unitholder with respect to any Company Interest, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Company Interest (any of the foregoing, a “Short Interest”), (V) any rights to dividends or distributions on any Company Interest owned beneficially by such Unitholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying Company Interest, (VI) any proportionate interest in any Company Interest or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Unitholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (VII) any performance-related fees (other than an asset-based fee) that such Unitholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of any Company Interest or Derivative Instruments, if any, including any such interests held by members of the immediate family sharing the same household with such Unitholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (VIII) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such Unitholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, and (IX) any direct or indirect interest of such Unitholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (C) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Unitholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and (D) any other information relating to such Unitholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) If the notice relates to any business other than a nomination of a Director or Directors that the Unitholder proposes to bring before the meeting, a Unitholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Unitholder, such beneficial owner, and their respective affiliates or associates or others acting in concert therewith, if any, in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a description of all agreements, arrangements and understandings between such Unitholder, beneficial owner and their respective affiliates or associates acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Unitholder;

(iii) As to each person, if any, whom the Unitholder proposes to nominate for election or reelection to the Board of Directors, a Unitholder’s notice must, in addition to the matters set forth in paragraph (i) above, also: (A) set forth all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a

Director if elected); (B) set forth a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Unitholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Unitholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (C) include a completed and signed questionnaire, representation and agreement required by Section 12.13. In addition, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Unitholder’s understanding of the independence, or lack thereof, of such nominee.

Section 12.5. Notice of a Meeting.

Notice of a meeting called pursuant to Section 12.4 shall be given to the Record Holders of the class or classes of Company Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 14.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 12.6. Record Date.

For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 12.11 the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any U.S. federal securities laws or any National Securities Exchange on which the Company Interests are listed or admitted for trading, in which case such U.S. federal securities laws or the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Directors to give such approvals. If the Board of Directors does not set a Record Date, then (x) the Record Date for determining the Members entitled to notice of or to vote at a meeting of the Members shall be the close of business on the day immediately preceding the day on which notice is given, and (y) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Board of Directors in accordance with Section 12.11.

Section 12.7. Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XII.

Section 12.8. Waiver of Notice; Approval of Meeting.

The transactions of any meeting of Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except when the Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 12.9. Quorum and Voting.

The holders of a majority of the Outstanding Voting Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Members of such class or classes unless any such action by the Members requires approval by holders of a greater percentage of such Voting Units, in which case the quorum shall be such greater percentage. At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding Outstanding Voting Units that in the aggregate represent a majority of the Outstanding Voting Units cast, in person or by proxy, at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Members holding Outstanding Voting Units that in the aggregate represent at least such greater or different percentage shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Units specified in this Agreement. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Voting Units cast at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in Section 12.7.

Section 12.10. Conduct of a Meeting.

The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 12.11. Action Without a Meeting.

If authorized by the Board of Directors, any action that may be taken at a meeting of the Members may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Members owning not less than the minimum percentage of the Outstanding Voting Units that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Voting Units are listed or admitted for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Members who have not approved in writing. The Board of Directors may specify that any written ballot submitted to Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Voting Units held by the Members, the Company shall be deemed to have failed to receive a ballot for the Voting Units that were not voted.

If action by written consent is not specifically authorized by the Board of Directors, any action required or permitted to be taken by the Members must be effected at an annual or special meeting of Members and may not be effected by any consent in writing by such Members.

Section 12.12. Voting and Other Rights.

(a) Only those Record Holders of the Outstanding Voting Units on the Record Date set pursuant to Section 12.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at (in person or by proxy), a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Units.

(b) With respect to Voting Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Voting Units are registered, such other Person shall, in exercising the voting rights in respect of such Voting Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Voting Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 12.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(c) Each Member holding Voting Units shall be entitled to one vote for each Outstanding Unit that is registered in the name of such Member on the Record Date for such meeting; provided, however, that the Company shall not be entitled to vote Units that are owned, directly or indirectly, by the Company, and any such Units that are not entitled to be voted pursuant to this provision shall not be deemed to be Outstanding for purposes of determining a quorum under Section 12.9.

Section 12.13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12.4) to the Board of Directors pursuant to Section 14.1 a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request), and a written representation and agreement (in the form provided by the Company upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

ARTICLE XIII

MERGER, CONSOLIDATION OR CONVERSION

Section 13.1. Authority.

The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement or plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIII. It is expressly agreed that any merger or consolidation of any member of the Company Group (other than the Company) shall not be subject to the requirements of this Article XIII.

Section 13.2. Procedure for Merger, Consolidation or Conversion.

(a) Merger, consolidation or conversion of the Company pursuant to this Article XIII requires the prior approval of the Board of Directors; provided, however, that, to the maximum extent permitted by law, the Board of Directors shall have no duty or obligation to approve any merger, consolidation or conversion of the Company and may decline to do so free of any duty or obligation whatsoever to the Company or any Member and, in declining to approve a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

(b) If the Board of Directors shall determine to approve the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation,

articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 13.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

(c) If the Board of Directors shall determine to approve the conversion, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 13.3. Approval by Members.

(a) Except as provided in Section 13.3(d), the Board of Directors, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Sections 13.3(d) and 13.3(e), the Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the Outstanding Voting Units.

(c) Except as provided in Sections 13.3(d) and 13.3(e), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or the certificate of conversion pursuant to Section 13.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article XIII or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member as compared to its limited liability under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S.

federal income tax purposes (to the extent not previously treated as such), (ii) the purpose of such conversion, merger or conveyance is to effect a change in the legal form of the Company into another limited liability entity and (iii) the Board of Directors determines that the governing instruments of the new entity provide the Members with substantially the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIII or in this Agreement, the Board of Directors is permitted, without Member approval, to merge or consolidate the Company with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Member as compared to its limited liability under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 12.1, (iii) the Company is the Surviving Business Entity in such merger or consolidation, (iv) each Unit Outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Company after the effective date of the merger or consolidation and (v) the number of Company Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Company Interests Outstanding immediately prior to the effective date of such merger or consolidation.

Section 13.4. Certificate and Effect of Merger or Conversion.

(a) Upon the required approval, if any, by the Board of Directors and the Unitholders of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

(b) At the effective time of the merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(c) At the effective time of the conversion:

(i) the Company shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii) all rights, title, and interests to all real estate and other property owned by the Company shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii) all liabilities and obligations of the Company shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Company in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

(v) a proceeding pending by or against the Company or by or against any of the Members in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and

(vi) the Company Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion or certificate of conversion shall be so converted, and Members shall be entitled only to the rights provided in the Plan of Conversion or certificate of conversion.

(d) A merger, consolidation or conversion effected pursuant to this Article XIII shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 13.5. Amendment of Company Agreement.

Pursuant to Section 18-209(f) of the Delaware Act, an agreement or plan of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Article XIII shall be effective at the effective time or date of the merger or consolidation.

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1. Addresses and Notices; Written Communications.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Company Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Company Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 14.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Company at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely on and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine. The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 14.2. Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.3. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 14.4. Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 14.5. Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 14.6. Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 14.7. Third-Party Beneficiaries.

Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 14.8. Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Member Interest pursuant to Section 10.1(a), without execution hereof.

Section 14.9. Applicable Law; Forum; Venue and Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b) Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i) irrevocably agrees that, unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a duty owed by any director, officer or other employee of the Company or any Indemnitee, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, such claims, suits, actions or proceedings may be brought in another state or federal court sitting in the State of Delaware;

(ii) irrevocably submits, unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; provided that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, it irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware;

(iii) irrevocably agrees not to, and irrevocably waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware (unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum) or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed (unless the Company (through the approval of the Board of Directors) consents in writing to the selection of an alternative forum); provided that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, then it irrevocably agrees not to, and irrevocably waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of any state or federal court sitting in the State of Delaware, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 14.10. Invalidity of Provisions.

If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 14.11. Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 14.12. Facsimile and PDF Signatures.

The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Common Units is expressly permitted by this Agreement.

[Rest of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INITIAL MEMBER:

ATLAS ENERGY, L.P.

By:	Atlas Energy GP, LLC, its General Partner

By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer

[Signature Page to Third Amended and Restated Limited Liability Company Agreement]